Exhibit 23.1



                     CONSENT OF INDEPENDENT AUDITOR



I hereby consent to the incorporation by reference in this Registration Statement on Form SB-2 of my reports dated February 15, 2005, relating to the financial statements of Renewable Assets, Inc. as of December 31, 2004 and 2003 and for each of the two years then ended respectively, and to the reference to my Firm under the caption of "Experts" in the Prospectus.





/s/Thomas W. Klash
Certified Public Accountant
Hollywood, Florida
November 3, 2005












                      CONSENT OF INDEPENDENT AUDITOR




I hereby consent to the use in this Registration Statement on Form SB-2 of my review report dated November 2, 2005 relating to the interim financial statements of Renewable Assets, Inc., and to the reference to my Firm under the caption of "Experts" in the Prospectus.




/s/Thomas W. Klash
Certified Public Accountant
Hollywood, Florida
November 3, 2005